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                                                                      EXHIBIT 16


                                [PWC LETTERHEAD]




October 9, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Kmart Holding Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 9, 2003. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP